UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 29, 2023

 SCHOLASTIC CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
557 Broadway,
New York,	New York		10012
(Address of Principal Executive Offices)			(Zip Code)
(212) 343-6100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Ms. Rosamund Else-Mitchell left her positions as Executive Vice President and President, Education Solutions of Scholastic Corporation effective August 16, 2023 and concluded her employment with the Company on September 26, 2023 ("Separation Date") to pursue other interests.

Ms. Else-Mitchell and Scholastic Inc. (the “Company”) entered into an agreement and release (“Separation Agreement”) in connection with the conclusion of her employment. The agreement became effective on September 29, 2023.

Under the terms of the Separation Agreement, Ms. Else-Mitchell will receive a lump-sum cash payment equal to three months of severance pay, subject to tax withholding and other applicable deductions.

The Company will continue to pay the employer portion of medical benefit coverage for Ms. Else-Mitchell through June 30, 2024 to the same extent as prior to the conclusion of her employment on the Separation Date, with the employee share of the insurance premiums to be deducted from the lump sum amount referenced above. In addition, the Company has agreed to provide Ms. Else-Mitchell with outplacement assistance at the Company's expense for up to one year.

The Separation Agreement also provides that vesting in Ms. Else-Mitchell's outstanding equity awards under the Company’s 2011 Stock Incentive Plan and 2021 Stock Incentive Plan (the "Equity Plans") continued through the Separation Date, and all of her outstanding equity awards that were vested as of that date will continue to be treated in the manner set forth in the Equity Plans and applicable award agreements.

The Separation Agreement contains a release by Ms. Else-Mitchell of the Company and persons related to the Company in respect of all matters and circumstances through the date of the Separation Agreement and a corresponding release of Ms. Else-Mitchell by the Company.

In addition, Ms. Else-Mitchell has agreed to certain non-solicitation and non-competition provisions which are effective for certain agreed time periods.

The Separation Agreement also contains a mutual non-disparagement provision as well as provisions concerning confidentiality, the use of confidential information, the return of Company property, provision of reasonable assistance to the Company by Ms. Else-Mitchell, and other customary terms and conditions.

The above summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the terms of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibits are filed as part of this report:

	10.1	Agreement and Release effective September 29, 2023, by and between Rosamund Else-Mitchell and Scholastic Inc.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: October 5, 2023	By:	/s/ Andrew S. Hedden
	Name:	Andrew S. Hedden
	Title:	Executive Vice President and General Counsel

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